UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant     ☐

Filed by a Party other than the Registrant     ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CATALYST BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

JDS1, LLC
CCUR HOLDINGS, INC.
CIDM II, LLC
JULIAN D. SINGER
DAVID S. OROS
SHELLY C. LOMBARD
MATTHEW STECKER
IGOR VOLSHTEYN

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

This Schedule 14A is being filed by JDS1, LLC, a Delaware limited liability company (“JDS1”), CCUR Holdings, Inc., a Delaware corporation (“CCUR”), CIDM II, LLC, a Delaware limited liability company (“CIDM II”), Julian D. Singer, David S. Oros, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn (collectively, the “JDS1 Group”). On July 19, 2022, the JDS1 Group made a definitive filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of the JDS1 Group’s slate of three highly qualified director nominees to the Board of Directors of Catalyst Biosciences, Inc., a Delaware corporation (“Catalyst”), at Catalyst’s upcoming 2022 annual meeting of stockholders, scheduled to be held in person on August 15, 2022, and any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings, or continuations thereof (the “2022 Annual Meeting”).

Presentation to Investors First Used on July 28, 2022

On July 28, 2022, the JDS1 Group issued an investor presentation, a copy of which is attached hereto as Exhibit 1, in connection with its solicitation of votes on GOLD proxy cards for the 2022 Annual Meeting.

Additional Information and Where to Find It

On July 19, 2022, the JDS1 Group filed a definitive proxy statement and an accompanying GOLD proxy card with the SEC in connection with its solicitation of proxies for Catalyst Biosciences, Inc.’s 2022 Annual Meeting of Stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE JDS1 GROUP’S PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED BY THE JDS1 GROUP WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the JDS1 Group’s Proxy Statement, including the schedules thereto. Stockholders can obtain the JDS1 Group’s Proxy Statement, any amendments or supplements to the JDS1 Group’s Proxy Statement and other documents filed by the JDS1 Group with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the following website: http://www.myproxyonline.com/jds1. Investors can also contact the JDS1 Group’s proxy solicitor, Kingsdale Advisors, toll free at 1-888-302-5677.